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                                                                    EXHIBIT 10.4

                               NOVEMBER 21, 1996
                      AMENDMENT TO THE PNC FINANCIAL CORP
                     SUPPLEMENTAL EXECUTIVE LIFE INSURANCE
                           AND SPOUSE'S BENEFIT PLAN

           WHEREAS, PNC Bank Corp. ("PNC") maintains the PNC Financial Corp Supplemental Executive Life Insurance and Spouse's Benefit Plan (the "Plan"); and

           WHEREAS, Section 7 of the Plan authorizes PNC to amend the Plan at any time; and

           WHEREAS, it has been determined that it is in the best interest of PNC and its subsidiaries to amend the Plan to (a) provide for the transfer to participants of the split dollar life insurance policies maintained under the Plan if, after a Change in Control, the Plan is terminated and not replaced by an equivalent plan or premium payments on such policies cease, and (b) make certain other changes;

           NOW, THEREFORE, the Plan is hereby amended as follows:

           1. The Plan is hereby renamed the "PNC Bank Corp. Supplemental Executive Life Insurance and Spouse's Benefit Plan" and all references in the Plan to "PNC Financial Corp" are hereby changed to "PNC Bank Corp."

           2. Section 7 of the Plan is hereby amended to replace the words "the Corporation" with "PNC Bank Corp. ("PNC")."

           3. The Plan is hereby amended to redesignate Sections 8 and 9 as Sections 10 and 11 and to add new Sections 8 and 9 to read as follows:

                  8. Certain Required Policy Transfers. If, after a Change in Control, either (a) the Plan is terminated and is not replaced by a plan that provides substantially equivalent benefits to Participants in this Plan, or (b) the Corporation ceases making premium payments on one or more of the Key Executive Equity Plan split dollar life insurance policies (the "Split Dollar Policies") that cover Participants hereunder, then (x) in the case of a termination described in the preceding clause (a), all of the Split Dollar Policies shall be promptly transferred to the respective Participants on whose lives the policies were issued, and (y) in the case of a cessation of premium payments described in the preceding clause (b), the Split Dollar Policies on which premiums have ceased shall be promptly transferred to the respective Participants on whose lives the policies were issued. Such transfers shall be made without the payment of any consideration by the affected Participants. For purposes of this Section 8, the term "Change in Control" shall have the meaning assigned to such term under the PNC Bank Corp. Supplemental Executive Retirement Income and Disability Plan. The provisions of this Section 8 and Section 9 may not be amended after a Change in Control with respect to a Participant without the written consent of the Participant; provided, however, that the failure of a Participant to consent to any such amendment shall not impair the ability of the Board of Directors of PNC to amend the Plan with respect to any other Participant who has consented to such amendment.

                  9. Successors

                  In addition to any obligations imposed by law upon any successor(s) to PNC and its Subsidiaries, PNC and its Subsidiaries shall be obligated to require any successor(s) (whether direct or indirect, by purchase, merger, consolidation, operation of law, or otherwise) to all or substantially all of the business and/or assets of PNC and its Subsidiaries to expressly assume and agree to perform this Plan in the same manner and to the same extent that the PNC and its Subsidiaries would be required to perform it if no such succession had taken place; in the event of such a succession, references to "PNC Bank Corp.", "PNC", "Corporation" and "Subsidiary" herein shall thereafter be deemed to include such successor(s).

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                  IN WITNESS WHEREOF, PNC Bank Corp. has caused this Amendment to the PNC Financial Corp Supplemental Executive Life Insurance and Spouse's Benefit Plan to be duly adopted as of this 21st day of November, 1996.

                                        PNC BANK CORP.


                                        By: /s/ WILLIAM E. ROSNER
                                        ----------------------------------
                                        William E. Rosner
                                        Senior Vice President


WITNESS:


/s/ THOMAS R. MOORE
------------------------------
Thomas R. Moore
Assistant Corporate Secretary

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